As filed with the Securities and Exchange Commission on August 15, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CytomX Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	27-3521219
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

151 Oyster Point Blvd.

Suite 400

South San Francisco, CA 94080

(650) 515-3185

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Sean A. McCarthy, D.Phil.

President and Chief Executive Officer

CytomX Therapeutics, Inc.

151 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080

(650) 515-3185

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lloyd A. Rowland, Jr.

Senior Vice President, General Counsel, Secretary and Chief Compliance Officer

CytomX Therapeutics, Inc.

151 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080

(650) 515-3185

Mark V. Roeder, Esq. John C. Williams, Esq. Latham & Watkins LLP 140 Scott Drive Menlo Park, California 94025 (650) 328-4600

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective on filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 15, 2023.

PROSPECTUS

25,961,539 Shares

Common Stock

Offered by the Selling Securityholders

This prospectus relates to the resale from time to time of up to 25,961,539 shares of our common stock, $0.00001 par value per share, by the selling securityholders identified in this prospectus (collectively with any donees, pledgees, transferees or other successors-in-interest, the “Selling Securityholders”), pursuant to a Unit Purchase Agreement (the “Purchase Agreement”) between CytomX Therapeutics, Inc. (the ‘‘Company’’) and the Selling Securityholders, which consist of (i) 14,423,077 shares of our common stock issuable upon the exercise of outstanding pre-funded warrants to purchase shares of our common stock held by certain Selling Securityholders (“Pre-Funded Warrants”), (ii) 5,769,231 shares of our common stock issuable upon the exercise of outstanding Tranche 1 Warrants to purchase shares of our common stock (or Pre-Funded Warrants in lieu thereof) held by the Selling Securityholders (“Tranche 1 Warrants”) and (iii) 5,769,231 shares of our common stock issuable upon the exercise of outstanding Tranche 2 Warrants to purchase shares of our common stock (or Pre-Funded Warrants in lieu thereof) held by the Selling Securityholders (the “Tranche 2 Warrants” and collectively with the Tranche 1 Warrants, the “Tranche Warrants”, and further, the Tranche Warrants collectively with the Pre-Funded Warrants, the “Warrants”) upon the satisfaction of specified conditions set forth in the Purchase Agreement. The Warrants may be exercised in whole or in part at the discretion of the holder, subject to the limitations set forth therein. This prospectus provides you with a general description of the securities.

The Selling Securityholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their securities on any stock exchange, market, or trading facility on which the securities are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” which begins on page 19.

We are not offering any shares of our common stock for sale under this prospectus. We will not receive any of the proceeds from the sale of common stock by the Selling Securityholders. All expenses of registration incurred in connection with this offering are being borne by us. Moreover, we will receive the exercise price upon any exercise of the Warrants, to the extent exercised on a cash basis. We currently intend to use such proceeds, if any, for general corporate purposes and working capital. The holders of the Warrants are not obligated to exercise the Warrants, and we cannot predict whether or when, if ever, the holders of the Warrants will choose to exercise their respective Warrants, in whole or in part.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION TITLED “RISK FACTORS” ON PAGE 7 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our common stock is listed on the Nasdaq Global Select Market under the symbol “CTMX.” On August 14, 2023, the last reported sale price of our common stock on the Nasdaq Global Select Market was $1.64 per share.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may, from time to time, sell up to 25,961,539 shares of common stock in one or more offerings as described in this prospectus. In connection with the offer and sale of securities by the Selling Securityholders, the Selling Securityholders may provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any such prospectus supplement or free writing prospectus may also add, update or change information contained or incorporated by reference in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and any applicable prospectus supplement or free writing prospectuses, together with the additional information described under the section titled “Where You Can Find More Information; Incorporation by Reference.”

Neither we, nor the Selling Securityholders, have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any applicable free writing prospectus may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in this prospectus, any applicable prospectus supplement and any applicable free writing prospectus, and under similar sections in other documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “CytomX,” “we,” “our,” “us” and the “Company” in this prospectus, we mean CytomX Therapeutics, Inc., unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.

This prospectus also includes trademarks, tradenames, and service marks that are the property of us or other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® or ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable owner will not assert its rights to these trademarks and tradenames.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements that involve risks and uncertainties. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “might,” “should,” “could,” “predict,” “potential,” “believe,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would,” “annualized” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Some of the key factors that could cause actual results to differ from our expectations include, but are not limited to, the following:

•	our expectations regarding the potential benefits, activity, effectiveness and safety of our product candidates and therapeutics developed utilizing our Probody® platform technology;

•

the initiation, timing, progress and results of our ongoing clinical trials, research and development programs, preclinical studies, and Investigational New Drug Application, Clinical Trial Application, New Drug Application, Biologics License Application and other regulatory submissions;

•	the timing of the completion of our ongoing clinical trials and the timing and availability of clinical data from such clinical trials;

•	our ability to identify and develop additional product candidates;

•	our dependence on collaborators for developing, obtaining regulatory approval for and commercializing product candidates in the collaboration;

•	our or a collaborator’s ability to obtain and maintain regulatory approval of any of our product candidates;

•	our receipt and timing of any milestone payments or royalties under any research collaboration and license agreements or arrangements;

•	our expectations and beliefs regarding the evolution of the market for cancer therapies and development of the immuno-oncology industry;

•	the rate and degree of market acceptance of any approved product candidates;

•	the commercialization of any approved product candidates;

•	our ability to establish and maintain collaborations and retain commercial rights for our product candidates in such collaborations;

•	the implementation of our business model and strategic plans for our business, technologies and product candidates;

•	our estimates of our expenses, ongoing losses, future revenue and capital requirements, including our estimate of cash flow savings as a result of our restructuring plan announced in July 2022;

•	our ability to obtain additional funds for our operations;

•

our or any collaborator’s ability to obtain and maintain intellectual property protection for our technologies and product candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	our reliance on third parties to conduct our preclinical studies or any future clinical trials;

•

our reliance on third-party supply and manufacturing partners to supply the materials and components for, and manufacture, our research and development, preclinical and clinical trial product supplies;

•	our ability to attract and retain qualified key management and technical personnel;

•	our ability to secure and maintain licenses of intellectual property to protect our technologies and product candidates;

•	our financial performance;

•	developments relating to our competitors, our industry, international conflict or uncertainties; and

•

the extent to which COVID-19 or any future pandemic and related governmental regulations and restrictions may impact our business, including our research, clinical trials, which include ongoing site initiation and patient enrollment, manufacturing and financial condition.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements.

Any forward-looking statement made by us in this prospectus or documents incorporated by reference herein is based only on information available to us on the date of this prospectus or the date of the applicable document incorporated by reference. Except as may be required by law, we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our corporate website address is https://cytomx.com. The information on, or accessible through, our website, however, is not, and should not be deemed to be, a part of this prospectus or any prospectus supplement. We have included our website address as an inactive textual reference only.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement or any related free writing prospectus that we may provide about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including any Compensation Committee report, Audit Committee report, performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on March 27, 2023;

•

the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2023;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023 filed with the SEC on May 9, 2023 and August 8, 2023, respectively;

•	our Current Reports on Form 8-K filed with the SEC on January 5, 2023, February 24, 2023, June 20, 2023 and July 3, 2023; and

•	the description of our common stock, contained in Exhibit 4.4 to the Quarterly Report on Form 10-Q for the quarter ended June 30, 2020, as filed with the SEC on August 6, 2020.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

CytomX Therapeutics, Inc.

151 Oyster Point Blvd., Suite 400

South San Francisco, CA 94080

(650) 515-3185

Attention: Corporate Secretary

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

THE COMPANY

Overview

We are a clinical-stage, oncology-focused biopharmaceutical company focused on developing novel conditionally activated, biologics localized to the tumor microenvironment. We aim to build a commercial enterprise to maximize our impact on the treatment of cancer. By pioneering a novel class of localized biologic drug candidates, powered by our Probody® therapeutic technology platform, we lead the field of conditionally activated oncology therapeutics and have established biologics localization as a strategic area of research and development. Our goal is to transcend the limits of current cancer treatments by successfully leveraging therapeutic targets and strategies that were once thought to be inaccessible.

Corporate Information

We commenced operations in February 2008 when our predecessor entity, CytomX LLC, was formed. We were incorporated in Delaware in September 2010. Our principal executive offices are located at 151 Oyster Point Blvd., Suite 400, South San Francisco, California 94080, and our telephone number is (650) 515-3185. Our website address is https://cytomx.com. The information on, or that can be accessed through, our website is not part of this prospectus and is not incorporated by reference herein. We have included our website address as an inactive textual reference only.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and any applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and any subsequent Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q or Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement and any applicable free writing prospectus before making a decision about investing in our securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of common stock being offered by any of the Selling Securityholders.

The Selling Securityholders will pay any underwriting discounts, commissions, placement agent fees or other similar expenses incurred by the Selling Securityholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of our counsel.

We will receive proceeds from the exercise of the Warrants for cash, if any, but not from the sale of the shares of common stock issuable upon such exercise. If any of the Warrants are exercised on a net exercise cashless basis, we would not receive any cash payment from the applicable Selling Securityholder upon any such exercise. Unless otherwise disclosed in a prospectus supplement, we intend to use any net proceeds from the exercise of Warrants for cash to fund working capital and other general corporate purposes.

DESCRIPTION OF SECURITIES

The following summary describes the capital stock of CytomX Therapeutics, Inc. and the material provisions of our amended and restated certificate of incorporation and our amended and restated bylaws, the registration rights agreement to which we and a stockholder are parties and of the General Corporation Law of the State of Delaware. Because the following is only a summary, it does not contain all of the information that may be important to you. For a complete description, you should refer to our amended and restated certificate of incorporation, amended and restated bylaws, and registration rights agreement, copies of which are incorporated by reference as exhibits to our Annual Report on Form 10-K.

General

We have authorized 150,000,000 shares of common stock, $0.00001 par value per share, and 10,000,000 shares of preferred stock, $0.00001 par value per share under our amended and restated certificate of incorporation. As of August 11, 2023, there were outstanding:

•	66,767,779 shares of our common stock; and

•	16,749,887 shares of common stock subject to outstanding stock options and restricted stock units.

As of August 11, 2023, there were approximately 22 holders on record of our common stock. This number does not include beneficial owners whose shares are held by nominees in street name.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share of common stock held of record for the election of directors and on all matters submitted to a vote of stockholders. In the election of directors, a majority of the votes cast at a meeting of stockholders is sufficient to elect a director. Our stockholders do not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares are able to elect all of the directors. In all other matters, except as noted below under “Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws,” a majority vote of common stockholders is generally required to take action under our certificate of incorporation and bylaws.

Dividends

Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared by our board of directors out of legally available funds, subject to any preferential dividend rights of any preferred stock then outstanding.

Liquidation

Upon our dissolution, liquidation or winding up, holders of our common stock are entitled to share ratably in our net assets legally available after the payment of all our debts and other liabilities, subject to the preferential rights of any preferred stock then outstanding.

Other Rights and Preferences

Holders of our common stock have no preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.

Preferred Stock

Our board of directors has the authority, without action by the stockholders, to designate and issue up to an aggregate of 10,000,000 shares of preferred stock in one or more series. The board of directors can fix the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of delaying or preventing a change in control of our company and might harm the market price of our common stock. As of June 30, 2023, no shares of preferred stock were outstanding, and we have no present plan to issue any shares of preferred stock.

Warrants

On June 29, 2023, we entered into the Purchase Agreement with the Selling Securityholders, pursuant to which we sold (i) Pre-Funded Warrants to purchase up to 14,423,077 shares of our common stock, (ii) Tranche 1 Warrants to purchase up to 5,769,231 shares of our common stock (or Pre-Funded Warrants in lieu thereof) and (iii) Tranche 2 Warrants to purchase up to 5,769,231 shares of our common stock (or Pre-Funded Warrants in lieu thereof).

As of August 11, 2023, Pre-Funded Warrants to purchase up to 14,423,077 shares of our common stock, Tranche 1 Warrants to purchase up to 5,769,231 shares of our Common Stock (or Pre-Funded Warrants in lieu thereof) and Tranche 2 Warrants to purchase up to 5,769,231 shares of our Common Stock (or Pre-Funded Warrants in lieu thereof) were outstanding.

The material terms and provisions of the Pre-Funded Warrants, Tranche 1 Warrants and Tranche 2 Warrants are summarized below. This summary is subject to and qualified in its entirety by the form of pre-funded warrant and form of tranche warrant, each of which was filed with the SEC as an exhibit to our Current Report on Form 8-K on July 3, 2023.

Pre-Funded Warrants

The Pre-Funded Warrants have an exercise price of $0.00001 per share of common stock and have a 20-year term. The exercise price and number of shares of common stock issuable upon exercise of the Pre-Funded Warrants may be adjusted upon the occurrence of specific events, including stock dividends, stock splits, reclassifications and combinations of the Company’s common stock.

We issued the Pre-Funded Warrants in certificated form. A holder of a Pre-Funded Warrant certificate may exercise such Pre-Funded Warrant with the notice of exercise form attached to the Pre-Funded Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of Pre-Funded Warrants being exercised.

Under the terms of the Pre-Funded Warrants, a holder (together with its affiliates) may not exercise any portion of a Pre-Funded Warrant to the extent that the holder would beneficially own more than 9.99% of our common stock outstanding immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 9.99% beneficial ownership blocker may increase or decrease the amount of ownership of outstanding common stock after exercising the holder’s Pre-Funded Warrant up to 19.99% of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants.

The holders of the Pre-Funded Warrants have the option to provide payment of the exercise price of the shares being acquired upon exercise of the Pre-Funded Warrants (i) by wire transfer or cashier’s check, or (ii) in certain circumstances as described below, by cashless exercise. If at any time there is no effective registration statement registering the resale of the Pre-Funded Warrants or after the announcement of a pending fundamental transaction (as defined in the Pre-Funded Warrants), in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of shares of common stock determined according to a formula set forth in the Pre-Funded Warrants.

In the event of certain fundamental transactions (as described in the Pre-Funded Warrants), a holder of Pre-Funded Warrants will be entitled to receive, upon exercise of the Pre-Funded Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Pre-Funded Warrants.

Except for the right to participate in certain dividends and distributions and as otherwise provided in the Pre-Funded Warrants or by virtue of a holder’s ownership of our common stock, the holders of the Pre-Funded Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

Tranche Warrants

The Tranche 1 Warrants have an exercise price of $4.16 per share of common stock and expire on July 5, 2025. The Tranche 2 Warrants have an exercise price of $6.24 per share of common stock and expire on July 5, 2026. The exercise price and number of shares of common stock issuable upon exercise of the Tranche Warrants may be adjusted upon the occurrence of specific events, including stock dividends, stock splits, reclassifications and combinations of the Company’s common stock.

We issued the Tranche Warrants in certificated form. A holder of a Tranche Warrant certificate may exercise such pre-funded warrant with the notice of exercise form attached to the Tranche Warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of Tranche Warrants being exercised.

Under the terms of the Tranche Warrants, a holder (together with its affiliates) may not exercise any portion of a Tranche Warrant to the extent that the holder would beneficially own more than 9.99% of our common stock outstanding immediately after exercise. However, upon at least 61 days’ prior notice from the holder to the Company, a holder with a 9.99% beneficial ownership blocker may increase or decrease the amount of beneficial ownership of outstanding common stock after exercising the holder’s Tranche Warrants up to 19.99% of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Tranche Warrants.

If, prior to the expiration date of either the Tranche 1 Warrants or Tranche 2 Warrants, we sell shares of common stock or derivative securities convertible into or exercisable for common stock (other than Exempted Securities as defined in the Tranche Warrant) in one or more related transactions primarily for the purpose of raising capital at a Weighted-Average Price (as described below) below the exercise price of $4.16, then the initial exercise price of both the Tranche 1 Warrants and Tranche 2 Warrants will be automatically reset upon exercise to an exercise price (the “Adjusted Exercise Price”) that is the midpoint between the initial exercise price of the Tranche 1 Warrant and the Tranche 2 Warrant, as applicable, and the lowest Weighted-Average Price per share at which we sell shares of common stock or derivative securities convertible into or exercisable for common stock in such subsequent offering prior to the exercise date; provided, that the Adjusted Exercise Price will not be reduced below $2.08 per share. The Weighted-Average Price is calculated as the weighted-average common stock equivalent price of the equity securities sold in such transaction(s) (excluding any derivative securities with an exercise or conversion price that is above the closing sale price as of the time of pricing such offering(s)). In no event will the exercise price for the Tranche Warrants be adjusted more than once pursuant to this adjustment mechanism.

The holders of the Tranche Warrants have the option to provide payment of the exercise price of the shares being acquired upon exercise of the Tranche Warrants (i) by wire transfer or cashier’s check, or (ii) in certain circumstances as described below, by cashless exercise. If at any time there is no effective registration statement registering the resale of the Tranche Warrants or after the announcement of a pending fundamental transaction (as described in the Tranche Warrants), in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise the net number of shares of common stock determined according to a formula set forth in the Tranche Warrants.

In the event of certain fundamental transactions (as described in the Tranche Warrants), a holder of Tranche Warrants will be entitled to receive, upon exercise of the Tranche Warrants, the kind and amount of securities, cash or other property that such holder would have received had they exercised the Tranche Warrants immediately prior to such fundamental transaction without regard to any limitations on exercise contained in the Tranche Warrants.

Except for the right to participate in certain dividends and distributions and as otherwise provided in the Tranche Warrants or by virtue of a holder’s ownership of our common stock, the holders of the Tranche Warrants do not have the rights or privileges of holders of our common stock, including any voting rights, until they exercise their warrants.

We do not intend to apply for listing of the Pre-Funded Warrants, Tranche 1 Warrant or Tranche 2 Warrants on any securities exchange or other trading system.

Registration Rights

Pursuant to our registration rights agreement, as of August 11, 2023, Amgen Inc. (“Amgen”), the holder of 1,156,069 shares of our common stock, is entitled to require us register the resale of the shares purchased by Amgen pursuant to that certain share purchase agreement, dated September 29, 2017, between the Company and Amgen, on a registration statement to be filed with the Securities and Exchange Commission. The registration rights agreement contains customary indemnification provisions, and terminates if there are no registrable shares outstanding.

Private Placement Registration Rights

We have also agreed to use commercially reasonable efforts to file a registration statement with the SEC by no later than September 3, 2023 to register for resale under the Securities Act of 1933, as amended (the “Securities Act”) all of the shares of our common stock issuable upon exercise of the Pre-Funded Warrants and the Tranche Warrants issued, in each case, pursuant to the Purchase Agreement, and we have further agreed to use commercially reasonable efforts to cause such registration statement to be declared effective within the earlier of (i) November 2, 2023 (or December 2, 2023 if the SEC reviews the registration statement) and (ii) the fourth business day after we are notified by the SEC that the registration statement will not be reviewed or will not be subject to further comments from the SEC. This registration statement on Form S-3 is being filed with the SEC in accordance with the aforementioned obligations.

Anti-Takeover Effects of Delaware Law, Our Certificate of Incorporation and Our Bylaws

Our certificate of incorporation and bylaws include a number of provisions that may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include the items described below.

Removal of Directors

Our certificate of incorporation and bylaws provide that subject to any limitations imposed by law and the rights of the holders of any series of our preferred stock, the board of directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of a majority of the voting power of all the then-outstanding shares of voting stock of our company entitled to vote at an election of directors.

No Written Consent of Stockholders

Our bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.

Staggered Board

Our board of directors is divided into three staggered classes of directors of the same or nearly the same number and each director will be assigned to one of the three classes. At each annual meeting of the stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. Our amended and restated certificate of incorporation provides that the number of our directors shall be fixed from time to time by a resolution of the majority of our board of directors. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class shall consist of one third of the board of directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent stockholder efforts to effect a change of our management or a change in control.

Meetings of Stockholders

Our bylaws provide that special meetings of stockholders, which our company is not obligated to call more than once per calendar year, may only be called by the chairman of our board of directors, our chief executive officer, or our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. In addition, our bylaws will limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.

Advance Notice Requirements

Our bylaws include advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the annual meeting for the preceding year. The notice must contain certain information specified in the bylaws. These provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed. These provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of our company.

Amendment to Certificate of Incorporation and Bylaws

Our certificate of incorporation provides that the affirmative votes of the holders of at least a majority of the voting power of all of the then-outstanding shares of our voting stock will be required to amend certain provisions of our certificate of incorporation, including provisions relating to the size of our board of directors, removal of directors, special meeting of stockholders and actions by written consent. The affirmative votes of the holders of at least a majority of the voting power of all of the then-outstanding shares of our voting stock will be required to amend or repeal our bylaws. In addition, our bylaws may be amended by our board of directors, subject to any limitations set forth in the bylaws.

Blank Check Preferred Stock

Our certificate of incorporation provides for 10,000,000 authorized shares of preferred stock. The existence of authorized but unissued shares of preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise. For example, if in the due exercise of its fiduciary obligations, our board of directors were to determine that a takeover proposal is not in the best interests of us or our stockholders, our board of directors could cause shares of preferred stock to be issued without stockholder approval in one or more private offerings or other transactions that might dilute the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group. In this regard, our certificate of incorporation grants our board of directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance may also adversely affect the rights and powers, including voting rights, of these holders and may have the effect of delaying, deterring or preventing a change in control of us.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (“DGCL”), as amended. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15 percent or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

before the stockholder became interested, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Delaware as Sole and Exclusive Forum

Our bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of us, (ii) any action asserting a claim of breach of a fiduciary duty owed by, or otherwise wrongdoing by, any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, as amended, or our certificate of incorporation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws, or (v) any action asserting a claim against us or any of our directors, officers or employees governed by the internal affairs doctrine.

Limitation on Liability and Indemnification

As permitted by the DCGL, as amended, our amended and restated certificate of incorporation and amended and restated bylaws, in each case, limit or eliminate the personal liability of our directors. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any unlawful payments related to dividends or unlawful stock repurchases, redemptions or other distributions; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not alter director liability under the U.S. federal securities laws and do not affect the availability of equitable remedies such as an injunction or rescission.

In addition, our amended and restated bylaws provide that:

•	we will indemnify our directors, officers and, at the discretion of our board of directors, certain employees and agents to the fullest extent permitted by the DGCL, as amended;

•	we will advance expenses, including attorneys’ fees, to our directors and to our officers and certain employees, in connection with legal proceedings, subject to limited exceptions; and

•

the indemnification and advancement of expenses provided in our amended and restated bylaws are not exclusive of any other right to which our directors or officers may be entitled under any indemnification agreement we enter into with any individual director, officer, employee or agent.

We have entered into indemnification agreements with each of our executive officers and directors. The form of these agreements have been approved by our stockholders. These agreements provide that we will indemnify each of our executive officers and directors to the fullest extent permitted by law and advance expenses to each indemnitee in connection with any proceeding in which indemnification is available.

We have obtained general liability insurance that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The above provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. The provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the indemnification agreements and the insurance are necessary to attract and retain talented and experienced directors and officers.

At present, there is no pending litigation or proceeding involving any of our directors or officers where indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that might result in a claim for such indemnification.

The Nasdaq Global Select Market Listing

Our common stock is listed on The Nasdaq Global Select Market under the trading symbol “CTMX.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall Street, Suite 101, Canton, Massachusetts 02021.

SELLING SECURITYHOLDERS

This prospectus relates to the possible resale by certain of the Selling Securityholders from time to time of up to an aggregate of 25,961,539 shares of common stock, which consists of (i) 14,423,077 shares of our common stock issuable upon the exercise of the Pre-Funded Warrants, (ii) 5,769,231 shares of our common stock issuable upon the exercise of outstanding Tranche 1 Warrants (or Pre-Funded Warrants in lieu thereof) and (iii) 5,769,231 shares of our common stock issuable upon the exercise of outstanding Tranche 2 Warrants (or Pre-Funded Warrants in lieu thereof). The term “Selling Securityholders” includes donees, pledgees, transferees or other successors-in-interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer.

On June 29, 2023, we entered into the Purchase Agreement with the Selling Securityholders, pursuant to which we sold in a private placement (i) Pre-Funded Warrants to purchase up to 14,423,077 shares of our common stock, (ii) accompanying Tranche 1 Warrants to purchase up to 5,769,231 shares of our common stock and (iii) accompanying Tranche 2 Warrants to purchase up to 5,769,231 shares of our common stock, for an aggregate purchase price of approximately $30.0 million.

The following table sets forth information concerning the shares of common stock that may be offered from time to time by each Selling Securityholder. The number of shares beneficially owned by each Selling Securityholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which the Selling Securityholder has sole or shared voting power or investment power. Percentage ownership prior to this offering is based on 66,767,779 shares of common stock outstanding as of July 28, 2023 and percentage ownership after this offering is based on 92,729,318 shares of common stock outstanding as of July 28, 2023 and this post-offering figure also includes the shares of common stock subject to Warrants. In computing the number of shares beneficially owned by a Selling Securityholder and their percentage ownership, shares of common stock subject to options, warrants or other rights held by such Selling Securityholder that are currently exercisable or will become exercisable within 60 days of July 28, 2023 are considered outstanding. For purposes of this table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering (including all shares of common stock issuable upon exercise of the Warrants). Each of the Selling Securityholders listed has sole voting and investment power with respect to the shares beneficially owned by the Selling Securityholder unless noted otherwise.

The information in the following table has been provided to us by or on behalf of the Selling Securityholders and the Selling Securityholders may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities. A Selling Securityholder may sell all, some or none of its securities in this offering. See the section titled “Plan of Distribution.”

	Prior to Offering			After Offering
Selling Securityholder	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned	Number of Shares Offered	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Entities affiliated with BVF Partners L.P.(1)	6,678,347	9.99%	25,961,539	6,595,801	7.11%

(1)

BVF Partners L.P.’s beneficial ownership “Prior to Offering” is comprised of an aggregate of 6,678,347 shares of common stock, which consists of (i) 6,595,801 shares of common stock and (ii) an aggregate of 82,546 shares of common stock issuable upon the exercise of the Warrants held by the BVF Funds (as defined below). Biotechnology Value Fund, L.P. (“BVF LP”) directly owns 3,544,303 shares of common stock, Biotechnology Value Fund II, L.P. (“BVF2 LP”) directly owns 2,622,422 shares of common stock, Biotechnology Value Trading Fund OS LP (“BVF OS”) directly owns 319,691 shares of common stock and MSI BVF SPV, LLC (“MSI BVF” and collectively with BVF LP, BVF2 LP and BVF OS, the “BVF Funds”) directly owns 109,385 shares of common stock. BVF I GP LLC is the general partner of BVF LP. BVF II GP LLC is the general partner of BVF2 LP. BVF Partners OS Ltd. is the general partner of BVF OS.

BVF GP Holdings is the sole member of BVF I GP LLC and BVF II GP LLC. BVF Partners L.P. is the sole member of BVF Partners OS Ltd. and investment manager of BVF LP, BVF2 LP, BVF OS and MSI BVF. BVF Inc. is the general partner of BVF Partners L.P. Mark N. Lampert is director and officer of BVF Inc. Each of BVF I GP LLC, BVF II GP LLC, BVF Partners OS Ltd., BVF GP Holdings LLC, BVF Partners L.P. BVF Inc. and Mr. Lampert disclaims beneficial ownership of securities beneficially owned by the Selling Stockholders. The number of shares of common stock into which the Warrants are convertible is limited to that number of shares of common stock which would result in the BVF Funds having an aggregate beneficial ownership of no more than 9.99% of the total issued and outstanding shares of the Company’s common stock. However, upon at least 61 days’ prior notice to the Company, the BVF Funds may increase or decrease the amount of ownership of outstanding common stock after exercising the Warrants up to 19.99% of the total issued and outstanding shares of the Company’s common stock. The beneficial ownership “Prior to Offering” excludes an aggregate of 25,878,993 shares of common stock issuable upon the exercise of the Warrants due to the 9.99% beneficial ownership blocker. “Number of Shares Offered” is comprised of (A) 14,423,077 shares of common stock issuable upon the exercise of the Pre-Funded Warrants held by the BVF Funds and (B) 11,538,462 shares of common stock issuable upon the exercise of Tranche Warrants held by the BVF Funds. BVF LP directly owns 7,685,033 Pre-Funded Warrants and an aggregate of 6,148,026 Tranche Warrants, BVF2 LP directly owns 5,878,616 Pre-Funded Warrants and an aggregate of 4,702,892 Tranche Warrants, BVF OS directly owns 676,539 Pre-Funded Warrants and an aggregate of 541,232 Tranche Warrants, and MSI BVF directly owns 182,889 Pre-Funded Warrants and an aggregate of 146,312 Tranche Warrants. The address of the BVF Funds is c/o BVF Partners L.P., 44 Montgomery St, 40th Floor, San Francisco, CA 94104.

PLAN OF DISTRIBUTION

The Selling Securityholders, which shall include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in such securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests therein on any stock exchange, market or trading facility on which the shares of common stock are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares of common stock or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through agreements between broker-dealers and the Selling Securityholders to sell a specified number of such shares of common stock at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our shares of common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the Selling Securityholders from the sale of the shares of common stock offered by them will be the purchase price of the shares of common stock less discounts or commissions, if any. Each of the

Selling Securityholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The Selling Securityholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The Selling Securityholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares of common stock may be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of common stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of common stock offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares of common stock covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement and (2) the date on which all of the shares of common stock may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

The validity of the common stock being offered by this prospectus will be passed upon for us by Latham & Watkins LLP, Menlo Park, California. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following is an estimate of the expenses (all of which are to be paid by the registrant) that we may incur in connection with the securities being registered hereby.

SEC registration fee	$4,650
Legal fees and expenses	100,000
Accounting fees and expenses	15,000
Printing and miscellaneous expenses	10,000

Total	$129,650

Item 15. Indemnification of Directors and Officers

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL), empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that, to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Any underwriting agreement or distribution agreement that the registrant enters into with any underwriters or agents involved in the offering or sale of any securities registered hereby may require such underwriters or dealers to indemnify the registrant, some or all of its directors and officers and its controlling persons, if any, for specified liabilities, which may include liabilities under the Securities Act of 1933, as amended.

Our amended and restated certificate of incorporation (the “charter”) provides that no director of our company shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to us or our stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) in respect of unlawful dividend payments or stock redemptions or repurchases or other distributions pursuant to Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit. In addition, our charter provides that if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of our company shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Our charter also provides that any repeal or modification of such article by our stockholders or an amendment to the DGCL will not adversely affect any right or protection existing at the time of such repeal or modification with respect to any acts or omissions occurring before such repeal or modification of a director serving at the time of such repeal or modification.

Our amended and restated bylaws (the “bylaws”) provide that we shall indemnify each of our directors and executive officers, and shall have power to indemnify our other officers, employees and agents, to the fullest extent permitted by the DGCL as the same may be amended (except that in the case of an amendment, only to the extent that the amendment permits us to provide broader indemnification rights than the DGCL permitted us to provide prior to such the amendment) against any and all expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by the director, officer or such employee or on the director’s, officer’s or employee’s behalf in connection with any threatened, pending or completed proceeding or any claim, issue or matter therein, to which he or she is or is threatened to be made a party because he or she is or was serving as a director, officer or employee of our company, or at our request as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of our company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. Our bylaws also provide for the advancement of expenses to each of our directors and, in the discretion of the board of directors, to certain officers and employees, in advance of the final disposition of such action, suit or proceeding only upon receipt of an undertaking by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

In addition, our bylaws provide that the right of each of our directors and officers to indemnification and advancement of expenses shall be a contract right and shall not be exclusive of any other right now possessed or hereafter acquired under any statute, provision of the charter or bylaws, agreement, vote of stockholders or otherwise. Furthermore, our bylaws authorize us to provide insurance for our directors, officers, employees, and agents against any liability, whether or not we would have the power to indemnify such person against such liability under the DGCL or the bylaws. Our bylaws also provide that any indemnification agreement we enter into with any individual director, officer, employee or agent shall supersede all of the indemnification rights conferred upon such person under our bylaws to the extent so provided in such indemnification agreement.

We have entered into indemnification agreements with each of our directors and our executive officers. These agreements provide that we will indemnify each of our directors and such officers to the fullest extent permitted by law and the charter and bylaws. We also maintain a general liability insurance policy which covers certain liabilities of directors and officers of our company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 16. Exhibits.

Exhibit Number	Exhibit Description	Incorporated by Reference to Filings Indicated			Provided Herewith
		Form	Exhibit No.	Filing Date

3.1	Amended and Restated Certificate of Incorporation.	8-K	3.1	10/19/2015

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of CytomX Therapeutics, Inc.	8-K	3.1	6/23/2020

3.3	Amended and Restated Bylaws.	8-K	3.2	10/19/2015

4.1	Reference is made to Exhibits 3.1 through 3.3.

4.2	Form of Common Stock Certificate.	S-1/A	4.1	9/28/2015

4.3	Form of Pre-Funded Warrant.	8-K	4.1	7/3/2023

4.4	Form of Tranche Warrant.	8-K	4.2	7/3/2023

5.1	Opinion of Latham & Watkins LLP.				X

10.1	Unit Purchase Agreement by and among the Company and the purchasers listed therein, dated June 29, 2023.	8-K	10.1	7/3/2023

23.1	Consent of Independent Registered Public Accounting Firm.				X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

24.1	Powers of Attorney (included on signature page hereto).				X

107.1	Filing Fee Table.				X

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability under the Securities Act of 1933, to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communications that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South San Francisco, California, on August 15, 2023.

CYTOMX THERAPEUTICS, INC.

By:	/s/ Sean A. McCarthy
Sean A. McCarthy, D.Phil.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Sean A. McCarthy and Lloyd A. Rowland, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to file and sign any and all amendments, including post-effective amendments and any registration statement for the same offering that is to be effective under Rule 462(b) of the Securities Act, to this registration statement, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This power of attorney shall be governed by and construed with the laws of the State of Delaware and applicable federal securities laws.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sean A. McCarthy Sean A. McCarthy, D.Phil.	Chief Executive Officer and Director (Principal Executive Officer)	August 15, 2023

/s/ Christopher W. Ogden Christopher W. Ogden	Senior Vice President, Finance and Accounting (Principal Accounting Officer)	August 15, 2023

/s/ Alan Ashworth Alan Ashworth, Ph.D. FRS	Director	August 15, 2023

/s/ Halley E. Gilbert Halley E. Gilbert	Director	August 15, 2023

/s/ Elaine V. Jones Elaine V. Jones, Ph.D.	Director	August 15, 2023

/s/ James R. Meyers James R. Meyers	Director	August 15, 2023

/s/ Mani Mohindru, Ph.D. Mani Mohindru, Ph.D.	Director	August 15, 2023

/s/ Matthew P. Young Matthew P. Young	Director	August 15, 2023